                                                                    EXHIBIT 10.9

                               BANK OF TEXAS, N.A.
                          5956 Sherry Lane, Suite 1100
                               Dallas, Texas 75225





February 16, 2001


TOREADOR RESOURCES CORPORATION
TOREADOR EXPLORATION & PRODUCTION INC.
TOREADOR ACQUISITION CORPORATION
TORMIN, INC.
4809 Cole Avenue, Suite 108
Dallas, Texas 75205

         Re:      Loan Agreement

Ladies and Gentlemen:

         This letter sets forth the Loan Agreement among TOREADOR RESOURCES CORPORATION, a Delaware corporation, TOREADOR EXPLORATION & PRODUCTION INC., a Texas corporation, TOREADOR ACQUISITION CORPORATION, a Delaware corporation, and TORMIN, INC., a Delaware corporation (collectively "Borrowers"), and BANK OF TEXAS, NATIONAL ASSOCIATION ("Bank"), with respect to loans and obligations of Borrowers to Bank.

         1. Loan. (a) Subject to the terms and conditions set forth in this Loan Agreement and the other agreements, instruments, and documents executed and delivered in connection herewith (collectively the "Loan Documents"), Bank agrees to make a revolving loan in the face amount of $75,000,000.00 to Borrowers (the "Revolving Loan") on the terms set forth in the Revolving Promissory Note attached as Exhibit A (the "Revolving Note"), for the purposes set forth below. The unpaid principal balance of the Revolving Note shall bear interest from the date advanced until paid or until default or maturity at the rates elected by Borrowers from the following options under the terms of the Revolving Note: (i) the difference between the Stated Rate less the Applicable Margin, or (ii) the sum of the LIBOR Rate plus the LIBOR Spread. The Applicable Margin and the LIBOR Spread will vary as set forth below based on whether the average principal balance owing on the Revolving Note for the prior quarter is greater than or equal to seventy-five percent (75%) of the then-current Borrowing Base (as defined below):

                  % of Borrowing Base                Applicable Margin          LIBOR Spread
                  -------------------                -----------------          ------------
                  Greater than or equal to 75%             1.00%                    2.00%
                   Less than 75%                           1.25%                    1.75%



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TOREADOR RESOURCES CORPORATION, et al
February 16, 2001
Page 2 of 22


The "Stated Rate" shall be equal to the greater of (i) the rate of interest per annum then most recently published by The Wall Street Journal as the "prime rate" on corporate loans for large U.S. commercial banks, or (ii) the sum of the rate of interest, then most recently published by The Wall Street Journal as the "federal funds" rate for reserves traded among commercial banks for overnight use, plus one half of one percent (0.5 %), both as published in the Money Rates section of The Wall Street Journal. The "LIBOR Rate" means the rate of interest per annum at which deposits in U.S. dollars are offered by the major London clearing banks, as reported by Reuters news service (or such other similar news reporting service as Bank may subscribe to at the time such LIBOR Rate is determined), in the London interbank Eurodollar market for a period of time equal or comparable to a 30, 60, or 90 day interest period, as elected by Borrowers, and in an amount equal to or comparable to the principal amount of the LIBOR balance to which such interest period relates.

                  (b) Subject to the terms and conditions hereof, Borrowers may borrow, repay and reborrow on a revolving basis from time to time during the period commencing on the date hereof and continuing through 11:00 a.m. (Dallas, Texas time) on February 16, 2006 (the "Termination Date"), such amounts as Borrowers may request under the Revolving Loan; provided, however, the total principal amount outstanding at any time shall not exceed the lesser of (i) the aggregate sums permitted under the Borrowing Base, which is initially set at $20,000,000, or (ii) $75,000,000. All sums advanced under the Revolving Loan, together with all accrued but unpaid interest thereon, shall be due and payable in full on the Termination Date.

                  (c) Advances on the Revolving Loan may be used only for the following purposes: (i) to refinance existing indebtedness owing by Borrowers to Compass Bank, (ii) the acquisition and development of oil and gas properties,
(iii) the issuance of letters of credit, (iv) working capital purposes, and (v) other lawful general corporate purposes. To the extent of $_________, proceeds of the Revolving Loan have been used to pay the outstanding balance owed on a promissory note dated September 30, 1999, in the principal amount of $25,000,000, executed by Borrowers, and payable to the order of Compass Bank, N.A.

                  (d) At the request of Borrowers, Bank may from time to time issue one or more letters of credit for the account of Borrowers (the "Letters of Credit"). Borrowers' availability on the Revolving Loan will be reduced by the face amount of all unexpired Letters of Credit. Any fundings under any Letters of Credit will be treated as an advance on the Revolving Loan and will be secured by the Security Documents (as defined below). At no time may the aggregate face amount of all outstanding Letters of Credit exceed 10% of the Borrowing Base. All Letters of Credit shall expire not later than five days prior to the Termination Date. Borrowers will sign and deliver Bank's customary forms for the issuance of Letters of Credit. Borrowers agree to pay to Bank a Letter of Credit fee equal to three-quarters of one percent (0.75%) per annum, calculated on the aggregated stated amount of each Letter of Credit for the stated duration thereof (computed on the basis of actual days elapsed as of each year consisted of 360 days), payable quarterly in arrears


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TOREADOR RESOURCES CORPORATION, et al
February 16, 2001
Page 3 of 22


on the last day of each calendar quarter, plus an additional $500 issuing fee per Letter of Credit, due at issuance.

                  (e) Borrowers agree to pay to Bank the following fees that are non-refundable and earned by Bank upon execution of this Loan Agreement:

                           (i)   Upon execution of this Loan Agreement,
Borrowers agree to pay Bank an origination fee in the amount of $75,000.

                           (ii)  Upon any increase in the Borrowing Base,
Borrowers agree to pay Bank an increase fee equal to one quarter of one percent (0.25%) of the increase in the Borrowing Base.

                           (iii) Borrowers agree to pay to Bank a facility fee
equal to Facility Fee Rate set forth below per annum (computed on the basis of actual days elapsed and as if each calendar year consisted of 360 days) of the average for the period of calculation of an amount determined daily equal to the difference between the Borrowing Base and the aggregate outstanding principal balance of all Loans at such time. The Facility Fee Rate will vary as set forth below based on whether the average principal balance owing on the Revolving Note for the prior quarter is greater than or equal to seventy-five percent (75%) of the then-current Borrowing Base:

                           % of Borrowing Base                Facility Fee Rate
                           -------------------                -----------------
                           Greater than or equal to 75%             0.500%
                           Less than 75%                            0.375%

This fee is payable quarterly within ten (10) days of Borrowers' receipt of an invoice from Bank, setting forth evidence of the calculation of the facility fee for the preceding calendar quarter.

                  (f) The Revolving Loan, all other loans now or hereafter made by Bank to Borrowers, or any of them, and any renewals or extensions of or substitutions for those loans, will be referred to collectively as the "Loans." The Revolving Note, all other promissory notes now or hereafter payable by Borrowers, or any of them, to Bank, and any renewals or extensions of or substitutions for those notes, will be referred to collectively as the "Notes."

                  (g) A default in any of the Notes will be a default in all other Notes and all Loan Documents, and a default in any Loan Documents will be a default in all of the Notes.

         2. Collateral. (a) Payment of the Notes will be secured by the first liens and first security interests created or described in the following (collectively the "Security Documents"): (i) a Deed of Trust and Security Agreement (the "Deed of Trust") of even date, executed by Borrowers in favor of Bank, and covering oil and gas properties located in the following states:
Arkansas,



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TOREADOR RESOURCES CORPORATION, et al
February 16, 2001
Page 4 of 22


Kansas, Mississippi, New Mexico, Oklahoma, and Texas; (ii) a Mortgage, Collateral Assignment, Security Agreement, and Financing Statement (the "Louisiana Mortgage") of even date, executed by Borrowers in favor of Bank, and covering oil and gas properties located in Louisiana; and (iii) a Pledge Agreement (the "Pledge") of even date, executed by Borrowers in favor of Bank, and covering the issued and outstanding capital stock or partnership interests of all existing and hereafter acquired companies, subsidiaries, or partnerships of Borrowers, or any of them. The Deed of Trust and the Louisiana Mortgage will renew and consolidate liens and security interests granted by Borrowers to Compass Bank, N.A.; and Borrowers shall cause Compass Bank, N.A. to assign its liens and security interest to Bank. All oil and gas properties now or hereafter mortgaged to Bank by Borrowers, including the oil and gas properties covered by the Deed of Trust or the Louisiana Mortgage, will be referred to as the "Properties." If requested by Bank, Borrowers will execute in favor of Bank mortgages, deeds of trust, security agreements, or amendments, in Proper Form (as defined below) acceptable to Bank, mortgaging any additional properties and all additional interests in the Properties acquired by Borrowers.

                  (b) After an Event of Default (as defined below) or if there is a Borrowing Base deficiency, Bank reserves the right to require Borrowers to set up a lockbox account to be managed by Bank for the purpose of collection of production proceeds from the Properties. Borrowers agree that upon Bank's election to require the lockbox, Bank will receive the proceeds of oil and gas produced from or attributable to the Properties for application to the Revolving Note; and Borrowers hereby direct all production purchasers or operators distributing proceeds to pay Borrowers' distributions attributable to the Properties directly to Bank, if Bank so elects. All production proceeds attributable to the Properties received in the lockbox account by Bank in excess of the current scheduled monthly payment will be transferred to Borrowers at the end of each month for their unlimited use, so long as there is no existing Event of Default. If the production proceeds received by Bank during any month are not sufficient to make the scheduled monthly payment, Borrowers will pay Bank the deficiency within ten days. Contemporaneously with the execution of this Loan Agreement, Borrowers will sign and deliver letters in lieu of transfer orders to all purchasers of production directing those parties to pay all proceeds from the Properties to the lockbox account, and these letters, signed in blank, will be held by Bank until such time as Bank elects to require the lockbox after an Event of Default. It will be an Event of Default under the Loan Agreement if production payments for oil and gas produced from or attributable to the Properties are directed to any party other than the lockbox maintained by Bank following the establishment of the lockbox under this section.

         3. Borrowing Base. (a) On or about April 1 and October 1 of each year and at any other time and from time to time while this Loan Agreement is in force, Bank may determine or redetermine, in its sole discretion, a Borrowing Base (as defined below). Borrowers shall have the right to request once per year an unscheduled redetermination of the Borrowing Base by Bank and Bank shall conduct such redetermination using the methods described in this section. The term "Borrowing Base" refers to the designated loan value (as calculated by Bank in its sole discretion)





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TOREADOR RESOURCES CORPORATION, et al
February 16, 2001
Page 5 of 22


assigned to the discounted present value of future net income accruing to the Properties based upon Bank's in-house evaluation of Borrowers' oil and gas properties. Bank's determination of the Borrowing Base will use such methodology, assumptions, and discount rates customarily used by Bank with respect to credits of a similar size and nature in assigning collateral value to oil and gas properties and will be based upon such other credit factors or financial information available to Bank at the time of each determination, including, without limitation, Borrowers' assets, liabilities, cash flow, liquidity, business, properties, prospects, management, and ownership. If Bank redetermines the Borrowing Base, Bank will notify Borrowers in writing that it is doing so. Borrowers acknowledge that increases in the Borrowing Base are subject to appropriate credit approval by Bank. The first scheduled Borrowing Base redetermination will be effective as of April 1, 2001.

                  (b) The outstanding principal balance owing on the Revolving Note, plus the aggregate face amount of all Letters of Credit, may not exceed the Borrowing Base at any time, subject to the payout provisions below in the event of a Borrowing Base decrease. A decrease in the Borrowing Base will result in an immediate decrease in Bank's commitment under the Revolving Loan. If the redetermined Borrowing Base is less than the sum of the outstanding principal then owing on the Revolving Note, plus the aggregate face amount of all Letters of Credit, Bank will notify Borrowers of the amount of the Borrowing Base and the amount of the deficiency. Within 30 days after notice is sent by Bank, Borrowers shall remedy the deficiency by either: (i) making a lump sum payment on the Revolving Note to reduce the principal outstanding plus Letters of Credit to an amount equal to or less than the new Borrowing Base; (ii) committing to make six equal monthly installment payments to reduce the principal plus Letters of Credit to an amount equal to or less than the new Borrowing Base; or (iii) mortgaging additional collateral, which must be acceptable to Bank as to type, value, and title. A failure by Borrowers to resolve a Borrowing Base deficiency to Bank's satisfaction within the period set forth above will constitute a default under this Loan Agreement.

                  (c) At the time of any redetermination, Bank reserves the right to establish an equal Monthly Commitment Reduction ("MCR") amount by which the Borrowing Base shall be automatically reduced effective as of the last day of each successive calendar month until the next Borrowing Base redetermination. Bank's determination of the MCR will use such methodology, assumptions, and discount rates customarily used by Bank with respect to credits of a similar size and nature in determining commitment reductions and will be based upon such other credit factors or financial information available to Bank at the time of each determination, including, without limitation, the economic half-life of the Properties, and Borrowers' assets, liabilities, cash flow, liquidity, business, properties, prospects, management, and ownership. The MCR will initially be set at zero dollars ($0). If the outstanding principal balance owing on the Revolving Note, plus the face amount of all unexpired and outstanding Letters of Credit, shall exceed the Borrowing Base solely because of an MCR reduction, Borrowers shall promptly make a single lump sum payment in an amount not to exceed the MCR to reduce the outstandings below the Borrowing Base. If the

TOREADOR RESOURCES CORPORATION, et al
February 16, 2001
Page 6 of 22


outstanding principal balance owing on the Revolving Note, plus the face amount of all unexpired and outstanding Letters of Credit, shall exceed the Borrowing Base because of a Borrowing Base redetermination (or a Borrowing Base redetermination combined with a required MCR), Borrowers shall have the right to cure set forth in subsection (b) above; provided, however, that if the MCR was applicable before the Borrowing Base redetermination, then the MCR amount will be due in a lump sum and Bank may continue MCR at the same amount or change the MCR effective on the redetermination date.

                  (d) After the first scheduled redetermination, upon each request by Borrowers for an unscheduled redetermination of the Borrowing Base, Borrowers will pay a fee equal to $5,000, unless the amount of the loan value added as a result of the redetermination, as calculated by Bank in its sole discretion, exceeds $1,000,000, in which case the fee shall be waived.

                  (e) After the first scheduled redetermination, each time that Borrowers voluntarily pledge additional oil and gas properties for the purpose of increasing the Borrowing Base, Borrowers shall pay to Bank a fee equal to the greater of (i) $5,000 or (ii) one percent (1.0%) of the amount of the increase in the Borrowing Base. However, should the amount of the loan value of the additional collateral pledged, as determined by Bank in its sole discretion, exceed $1,000,000, the fee shall be waived.

                  (f) If the Borrowers sell, transfer, or otherwise dispose of any Properties that have an aggregate sales price in excess of ten percent (10%) of the most recent Borrowing Base, the Borrowing Base will be immediately reduced. Any deficiency resulting from the sale of any Properties shall be immediately eliminated by Borrowers pursuant to a single lump sum payment.

         4. Conditions Precedent. (a) The obligation of Bank to make the Loan is subject to Borrowers' satisfaction, in Bank's sole discretion of the following conditions precedent:

                           (1) Bank's receipt and satisfactory review by Bank of
the 1999 fiscal year-end and September 30, 2000 year-to-date financial statements of Borrowers and any subsidiaries, including a balance sheet, an income statement, and a cash flow statement, prepared in conformity with GAAP.

                           (2) except as approved by Bank in writing, Borrowers
and all subsidiaries shall be in compliance with all existing obligations, there shall be no default at closing or any funding on any existing obligations, and all representations and warranties in connection with existing obligations must be true.

                           (3) the negotiation, execution, and delivery of Loan
Documents in Proper Form, including, but not limited to, the following:

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TOREADOR RESOURCES CORPORATION, et al
February 16, 2001
Page 7 of 22


                               (i)     this Loan Agreement;
                               (ii)    the Revolving Note;
                               (iii)   the Deed of Trust;
                               (iv)    the Louisiana Mortgage
                               (v)     the Pledge;
                               (vi)    Letters in Lieu;
                               (vii)   Borrowing resolutions for Borrowers; and
                               (viii) Assignments of the Compass Bank mortgages and financing statements.

                           (4) satisfactory evidence that Bank holds perfected
liens and security interests in all collateral for the Loans, subject to no other liens or security interests.

                           (5) receipt and satisfactory review by Bank of
Reserve Reports for the Borrowing Base properties.

                           (6) there shall not have occurred a material adverse
change in the business, assets, liabilities (actual and contingent), operations, condition (financial or otherwise) of Borrowers and any subsidiaries taken as a whole or in the facts and information regarding such entities as represented to date, from that reflected in Borrowers' financial statements for the year ending December 31, 1999, as provided to Bank.

                           (7) there being no order or injunction or other
pending or threatened litigation in which there is a reasonable possibility, in Bank's judgment, of a decision which could materially adversely affect the ability of Borrowers to perform under the Loan Documents.

                           (8) Bank shall have completed and approved a review
of title to, and the status of the environmental condition of, Borrowers' oil and gas properties, including the Borrowing Base properties, and that the results of such review shall be acceptable to Bank in its sole discretion.

                           (9) Bank's satisfaction that (i) Borrowers and any
subsidiaries have taken all necessary and appropriate steps to ascertain the extent of, and to quantify and successfully address, business and financial risks resulting from what is commonly referred to as the "Year 2000 problem", including vendor and supplier risks, and (ii) Borrowers and any subsidiaries' material computer applications and those of their key vendors and suppliers will, on a timely basis, adequately address this "problem" in all material respects.

                           (10) Bank's receipt and review, with results
satisfactory to Bank and its counsel, of information regarding litigation, tax, accounting, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership, and contingent liabilities of Borrowers and any subsidiaries.

TOREADOR RESOURCES CORPORATION, et al
February 16, 2001
Page 8 of 22


                           (11) Borrowers' establishment of an operating account
with Bank for the receipt of the proceeds of all oil and gas production.

                           (12) Borrowers shall deliver legal opinions in Proper
Form, from Borrowers' counsel, regarding Borrowers' authority, the enforceability of the Loan Documents, and other matters reasonably required by Bank.

                  (b) Bank will not be obligated to make the Loans or any advance on the Loans, if, prior to the time that a loan or advance is made, (i) there has been any material adverse change in any Borrowers' financial condition since the most-recent financial statements furnished to Bank, (ii) any representations or warranties made by any Borrowers in this Loan Agreement or the other Loan Documents is untrue or incorrect as of the date of the advance or loan, (iii) Bank's review of Borrowers' title to the Properties indicates that Borrowers' title is unacceptable to Bank, in its sole discretion, (iv) Bank has not received all Loan Documents appropriately executed by Borrowers and all other proper parties, (v) Bank has requested that Borrowers execute additional loan or security documents and those documents have not yet been properly executed, delivered, and recorded, (vi) Borrowers are not in compliance with the Borrowing Base and all reporting requirements, or (vii) an Event of Default (as defined below) has occurred.

         5. Representations and Warranties. Borrowers hereby represent and warrant to Bank as follows:

                  (a) The execution, delivery, and performance of this Loan Agreement, the Notes, the, and all of the other Loan Documents by Borrowers have been duly authorized by the Borrowers' respective board of directors and constitute legal, valid, and binding obligations of each of the Borrowers, enforceable in accordance with their respective terms;

                  (b) The execution, delivery, and performance of this Loan Agreement, the Notes, the, and the other Loan Documents, and the consummation of the transaction contemplated, do not require the consent, approval, or authorization of any third party and do not and will not conflict with, result in a violation of, or constitute a default under (i) any provision of any Borrowers' articles of incorporation or bylaws or any other agreement or instrument binding upon Borrowers, or any of them, or (ii) any law, governmental regulation, court decree, or order applicable to Borrowers, or any of them;

                  (c) Each financial statement of Borrowers, now or hereafter supplied to Bank, was (or will be) prepared in accordance with generally accepted accounting principles ("GAAP"), consistently applied, in effect on the date such statement was prepared, in Proper Form, and truly discloses and fairly presents each Borrowers' financial condition as of the date of each such statement, and there has been no material adverse change in such financial condition subsequent to the date of the most recent financial statement supplied to Bank;


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TOREADOR RESOURCES CORPORATION, et al
February 16, 2001
Page 9 of 22


                  (d) There are no actions, suits, or proceedings pending or threatened against or affecting any Borrowers or the Properties, before any court or governmental department, commission, or board, which, if determined adversely, would have a material adverse effect on the Properties or the operations or financial condition of Borrowers, or any of them;

                  (e) Borrowers have filed all federal, state, and local tax reports and returns required by any law or regulation to be filed and have either duly paid all taxes, duties, and charges indicated due on the basis of such returns and reports, or made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected; and

                  (f) Borrowers are in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time ("ERISA"); Borrowers have not violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by Borrowers (each a "Plan"); no Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan initiated by Borrowers; and Borrowers have met their minimum funding requirements under ERISA with respect to each Plan.

         6. Covenants. Until the Loans and all other obligations and liabilities of Borrowers under this Loan Agreement, the Notes, and the other Loan Documents are fully paid and satisfied, Borrowers agree and covenant that they shall, unless Bank otherwise consents in writing:

                  (a) (i) maintain their existence in good standing in the state of their respective incorporation, maintain their authority to do business in all other states in which any is required to qualify, and maintain full legal capacity to perform all their obligations under this agreement and the Loan Documents, (ii) continue to operate their business as presently conducted, (iii) not permit any changes in any Borrowers' officers or directors that alter a majority of the current officers and directors, (iv) not permit any of their dissolution, liquidation, or other termination of existence or forfeiture of right to do business, and (v) not form any subsidiary or permit a merger or consolidation or acquire all or substantially all of the assets of any other entity, unless Borrowers are the surviving entity and no Event of Default results.

                  (b) Manage the Properties in an orderly and efficient manner consistent with good business practices, and perform and comply with all statutes, rules, regulations, and ordinances imposed by any governmental unit upon the Properties or Borrowers and their operations including, without limitation, compliance with all applicable laws relating to the environment.

                  (c) Maintain insurance as customary in the industry, including but not limited to, casualty, comprehensive property damage, and commercial general liability, and other insurance, including worker's compensation (if necessary to comply with law), naming Bank as an additional

TOREADOR RESOURCES CORPORATION, et al
February 16, 2001
Page 10 of 22


insured or a loss payee, and containing provisions prohibiting their cancellation without prior written notice to Bank, and provide Bank with evidence of the continual coverage of those policies prior to the lapse of any policy.

                  (d) If requested by Bank, Borrowers shall mortgage to Bank any or all additional oil and gas properties now owned or hereafter acquired by Borrowers, or any of them.

                  (e) Not sell, transfer, pledge, encumber, or otherwise dispose of all or any interest in the Properties or any other collateral, without the prior written consent of Bank, excluding, however, the sale of hydrocarbons in the ordinary course of business, and except for the sale of oil and gas properties having an aggregate sales price not in excess of ten percent (10%) of the Borrowing Base, and provided that Bank shall not withhold its consent for any sale unreasonably so long as: (i) the net sales proceeds received by Borrowers are equal to or greater than net present value of the proved developed producing oil and gas reserves as of the most recent redetermination date (scheduled or otherwise) discounted at 15%; (ii) any resulting Borrowing Base deficiency is immediately eliminated by a single lump sum payment; and (iii) there is no existing Event of Default; and not sell, lease, assign, transfer, or otherwise dispose of (whether in one transaction or as a series of related transactions) all or substantially all of Borrowers' assets.

                  (f) Promptly inform Bank of (i) any and all material adverse changes in any Borrowers' financial condition, (ii) all litigation and claims which could materially affect the financial condition of any Borrowers or the Properties, (iii) all actual or contingent material liabilities, (iv) the occurrence of any default under this Loan Agreement, (v) any change in name, identity, or structure of any Borrowers, and (vi) any uninsured or partially insured loss of any collateral through fire, theft, liability, or property damage.

                  (g) Maintain Borrowers' books and records in accordance with GAAP, applied on a consistent basis, and permit Bank to examine, audit, and make and take away copies or reproductions of Borrowers' books and records, reasonably required by Bank, at all reasonable times; and permit such persons as Bank may designate at reasonable times to visit, inspect, and appraise the Properties and examine all records with respect to the Properties, and pay for the reasonable cost of such inspections required by Bank.

                  (h) Pay and discharge when due all indebtedness and obligations, including without limitation, all assessments, taxes, governmental charges, levies, and liens, of every kind and nature, imposed upon Borrowers or the Properties, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon the Properties, income, or profits, and pay all trade payables and other liabilities incurred in the ordinary course of business within 90 days of their due date; provided, however, Borrowers will not be required to pay and discharge any such assessment, tax, charge, levy, lien, or claim so long as (i) the legality of the same shall be contested in good faith by appropriate judicial, administrative, or other legal proceedings,


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TOREADOR RESOURCES CORPORATION, et al
February 16, 2001
Page 11 of 22


and (ii) Borrowers have established adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with GAAP.

                  (i) Not directly or indirectly create, incur, assume, or permit to exist any indebtedness (including guaranties) in an aggregate amount greater than $1,000,000, secured or unsecured, absolute or contingent, except for (i) the indebtedness to Bank, (ii) any indebtedness or current liabilities incurred in normal day-to-day course of business, and (iii) any indebtedness already incurred and disclosed in writing to Bank.

                  (j) Not mortgage, assign, hypothecate, pledge, or encumber, and not create, incur, or assume any lien or security interest on or in, the Properties (or any interest in the Properties) or any of Borrowers' property or assets, except (i) those in favor of Bank, (ii) those existing and disclosed to Bank in writing, (iii) liens for taxes not delinquent or being contested in good faith, (iv) mechanic's and materialman's liens with respect to obligations not overdue or being contested in good faith, (v) liens resulting from deposits to secure the payments of workers' compensation or social security, and (vi) purchase money security interests or construction liens that attach solely to the asset acquired or constructed, that secure indebtedness in an amount less than the cost and the fair market value of the asset acquired or constructed, and that are in an aggregate amount not to exceed $1,000,000.

                  (k) Not make any loans, advances, dividends, or other distributions to any party, including without limitation, shareholders, officers, directors, and affiliates, and any profit sharing or retirement plan, except so long as there is not a default under this Loan Agreement or any other Loan Documents, Borrowers may distribute to their shareholders an amount not to exceed $100,000 in the aggregate; and not purchase, acquire, redeem, or retire any stock of Borrowers; and not permit any transaction or contract with any affiliates or related parties, except at arms length and on market terms.

                  (l) Maintain their primary depository accounts and principal banking relationship at Bank.

                  (m) Not sell any assets valued in excess of $500,000 in the aggregate, excluding the sale of hydrocarbons in the ordinary course of business and the sale of the Properties permitted by this Agreement.

                  (n) Not invest in speculative options, futures, or other derivatives.

                  (o) Maintain a program satisfactory to Bank for hedging, forward sale, or swap of part of Borrowers' projected production of crude oil and natural gas.

TOREADOR RESOURCES CORPORATION, et al
February 16, 2001
Page 12 of 22


                  (p) Not enter into any transaction providing for hedging, forward sale, or swap of crude oil, natural gas, or other commodities, except hedging required by Bank and except for transactions which meet the following requirements:

                      (i) Hedging, forward sale, or swap transactions that result in a cap on the price to be received by Borrowers, involving in the aggregate at any time not more than seventy-five percent (75%) of Borrowers' anticipated production from their proved developed producing oil and gas properties according to Borrowers' most-recent engineering evaluation provided to Bank;

                      (ii) Hedging, forward sale, or swap transactions that result in a floor (but no cap) on the price to be received by Borrowers, involving in the aggregate at any time not more than one hundred percent (100%) of Borrowers' anticipated production from their proved developed producing oil and gas properties according to Borrowers' most-recent engineering evaluation provided to Bank; and

                      (iii) Hedging, forward sale, or swap transactions that would not result in a price per barrel or mcf lower than the base case price used by Bank in the most-recent engineering evaluation of Borrowers' oil and gas properties, adjusted for variances between the hedging price and Borrowers' actual product price as determined by Bank.

Borrowers and Bank may enter into swaps, collars, floors, caps, options, corridors, or other contracts, as such terms are referred to in the capital markets, which are intended to reduce or eliminate the risk of fluctuation in interest rates.

                  (q) Indemnify Bank against all losses, liabilities, withholding and other taxes, claims, damages, or expenses relating to the Loans, the Loan Documents, or the Borrowers' use of the Loan proceeds, including but not limited to attorneys and other professional fees and settlement costs, but excluding, however, those caused solely by or resulting solely from any action or failure to act by Bank; and this indemnity shall survive the termination of this Loan Agreement.

                  (r) Comply in all material respects with all applicable provisions of the ERISA, not violate any provision of any Plan, meet their minimum funding requirements under ERISA with respect to each Plan, and notify Bank in writing of the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan.

                  (s) Execute and deliver, or cause to be executed and delivered, any and all other agreements, instruments, or documents which Bank may reasonably request in order to give effect to the transactions contemplated under this Loan Agreement and the Loan Documents, and to grant, perfect, and maintain liens and security interests on or in the Properties and related collateral, and promptly cure any defects in the execution and delivery of any Loan Documents.

TOREADOR RESOURCES CORPORATION, et al
February 16, 2001
Page 13 of 22


         7. Financial Covenants. Until the Loans and all other obligations and liabilities of Borrowers under this Loan Agreement, the Notes, and the other Loan Documents are fully paid and satisfied, Borrowers agree and covenant that they will, unless Bank otherwise consents in writing, maintain, on a consolidated basis, the following financial covenants:

                  (a) Maintain at the end of each fiscal quarter a minimum Debt Service Coverage Ratio greater than or equal to 1.25 to 1.0. "Debt Service Coverage Ratio" is defined as the ratio of (1) the sum of Borrowers' most recent quarter's net income, excluding non-cash revenues and income, plus interest expense for the same period, plus taxes for the same period, and plus depletion, depreciation, amortization, and other non-cash charges for the same period, divided by (2) the sum of the current maturities of long term debt for the quarter, plus scheduled maturities of capital leases for the quarter, plus interest payments required for the same period, and plus mandatory scheduled preferred dividends paid in cash.

                  (b) Maintain at the end of each fiscal quarter a minimum Current Ratio greater than or equal to 1.0 to 1.0. "Current Ratio" is defined as the ratio of (1) Borrowers' current assets, plus availability on the Revolving Loan, divided by (2) current liabilities (excluding current maturities of long-term debt).

                  (c) Maintain a Tangible Net Worth for Borrowers of not less than the sum of the following to be tested quarterly, commencing with the quarter ending December 31, 2000: (i) $13,650,000, plus (ii) fifty percent (50%) of Borrowers' annual net income accruing after September 30, 2000 (with no deduction for losses), and plus (iii) one hundred percent (100%) of all equity contributions to Borrowers after the date of this Loan Agreement.

         8. Reporting Requirements. Until the Loans and all other obligations and liabilities of Borrowers under this Loan Agreement, the Notes, and the other Loan Documents are fully paid and satisfied, Borrowers will, unless Bank otherwise consents in writing, furnish to Bank in Proper Form:

                  (a) As soon as available, and within ninety (90) days of the end of Borrowers' fiscal year, audited financial statements on a consolidated basis, consisting of at least a balance sheet, a statement of cash flows, a statement of operations, a statement of changes in shareholders' equity, and a statement of contingent liabilities, certified by an independent certified public accountant acceptable to Bank, (i) as being true and correct in all material aspects to the best of his knowledge, (ii) as fairly reporting the financial condition of Borrowers as of the close of the fiscal year and the results of their operations for the year, and (iii) as having been prepared in accordance with GAAP, consistently applied;

                  (b) As soon as available, and within forty-five (45) days of the end of the first three fiscal quarters of each year, unaudited quarterly financial statements, consisting of at least a

TOREADOR RESOURCES CORPORATION, et al
February 16, 2001
Page 14 of 22


balance sheet, a statement of cash flows, a statement of operations, a statement of changes in shareholders' equity, and a statement of contingent liabilities, for the quarter and for the period from the beginning of the fiscal year to the close of the quarter, certified by authorized officers of Borrowers (i) as being true and correct in all material aspects to the best of his knowledge, (ii) as fairly reporting the financial condition of Borrowers as of the close of the fiscal quarter and the results of their operations for the quarter, and (iii) as having been prepared in accordance with GAAP, consistently applied;

                  (c) As soon as available, and in any event within forty-five
(45) days after the end of each calendar quarter, quarterly operating statements and cash flow statements for the Properties, a hedge transaction report, and a gas balancing report, all in Proper Form and duly certified by authorized representatives of Borrowers (i) as being true and correct in all material aspects to the best of his or her knowledge and (ii) as having been prepared in accordance with GAAP, consistently applied;

                  (d) Within fifteen (15) days of filing, copies of Borrowers' income tax returns, with all schedules and exhibits;

                  (e) On or before March 1 of each year, a report dated as of the prior December 31, a report prepared by an independent petroleum engineer or engineering firm acceptable to Bank, and on or before September 1 of each year, a report dated as of June 30, a report prepared by Borrowers, both reports prepared on a consistent basis in accordance with the customary standards and procedures of the petroleum industry, estimating the quantity of oil, gas, and associated hydrocarbons recoverable from the Properties and the projected income and expense attributable to the Properties, including, without limitation, a description of reserves, net revenue interests and working interests attributable to the reserves, rates of production, gross revenues, operating expenses, ad valorem taxes, capital expenditures necessary to cause the Properties to achieve the rate of production set forth in the report, net revenues and present value of future net revenues attributable to the reserves and production therefrom, a statement of the assumptions upon which the determinations were made and any other matters related to the operations of the Properties and the estimated income therefrom;

                  (f) Monthly, a report on a lease-by-lease or unit basis, showing the gross proceeds from the sale of oil, gas, and associated hydrocarbons produced from the Properties, the quantity of oil, gas, and associated hydrocarbons sold, the severance, gross production, occupation, or gathering taxes deducted from or paid out of the proceeds, the lease operating expenses, tangible drilling costs, and capital expenditures, the number of wells operated, drilled, or abandoned, the name, address, telephone number, and contact with the first purchaser of production for all of the Properties, and such other information as Bank may reasonably request;

TOREADOR RESOURCES CORPORATION, et al
February 16, 2001
Page 15 of 22

                  (g) At any time upon request by Bank and within thirty (30) days of any change thereafter, a list showing the name and address of each purchaser of oil, gas, and associated hydrocarbons produced from or attributable to the Properties;

                  (h) Within forty-five (45) days after the end of each quarter, a quarterly compliance certificate in the form of Exhibit B attached, signed by authorized officers of Borrowers and certifying compliance with the financial covenants and other matters in this Loan Agreement;

                  (i) As soon as possible and in any event within five (5) days after the occurrence of any Event of Default, or any event which, with the giving of notice or lapse of time or both, would constitute an Event of Default, the written statement of the President or the Chief Financial Officer of Borrowers setting forth the details of such Event of Default or event and the action which Borrowers propose to take with respect thereto; and

                  (j) Such other information respecting the condition and the operations, financial or otherwise, of Borrowers and the Properties as Bank may from time to time reasonably request.

         9. Events of Default. (a) The occurrence at any time of any of the following events or the existence of any of the following conditions shall be called an "Event of Default":

                      (1) Failure to make punctual payment when due of any sums owing on any of the Notes or any of the other secured indebtedness (as described in the Deed of Trust) or any other amounts owed by Borrowers, or any of them, to Bank; or

                      (2) Failure of any of the Obligated Parties (as defined below) to properly perform any of the obligations, covenants, or agreements, contained in this Loan Agreement or any of the other Loan Documents; or any material representation or warranty made by any of the Borrowers proves to have been false, misleading, or erroneous; or

                      (3) Levy, execution, attachment, sequestration, or other writ against any real or personal property, representing the security for the Loans; or

                      (4) Any "Event of Default" under the Notes or any of the other Loan Documents, the Events of Default defined in the Notes and Loan Documents being cumulative to those contained in this Loan Agreement; or

                      (5) The transfer, whether voluntarily or by operation of law, of all or any portion of the Properties, without obtaining Bank's partial release, or except as specifically permitted by this Loan Agreement; or

TOREADOR RESOURCES CORPORATION, et al
February 16, 2001
Page 16 of 22

                      (6) The failure of any of the Obligated Parties to pay any money judgment in excess of $150,000, against that party before the expiration of 30 days after the judgment becomes final or the failure of any of the Obligated Parties to obtain dismissal within 90 days of any involuntary bankruptcy proceeding filed against that party; or

                      (7) Any Borrowers' liquidation, termination of existence, merger or consolidation with another (unless Borrowers are the surviving entity), forfeiture of right to do business, or appointment of a trustee or receiver for any part of their property or the filing of an action seeking to appoint a trustee or receiver; or

                      (8) A filing by any of the Obligated Parties of a voluntary petition in bankruptcy, or taking advantage of any Debtor Relief Laws (as defined below); or an answer admitting the material allegations of a petition filed against any of the Obligated Parties, under any Debtor Relief Laws; or an admission by any of the Obligated Parties in writing of an inability to pay its or their debts as they become due; or the calling of any meeting of creditors of any of the Obli gated Parties for the purpose of considering an arrangement or composition.

                  (b) Upon any event described in Subsection (a)(1) above regarding payment of sums owing to Bank, Bank shall provide Borrowers with an invoice for the payment due and Borrowers shall have five (5) days grace after the due date in order to cure the default prior to acceleration of the Notes and exercise of any remedies. Upon any other event described in Subsection (a) above, Bank shall provide Borrowers with written notice of the default and Borrowers shall have thirty (30) days after notice in order to cure the default prior to acceleration of the Notes and exercise of any remedies; except Borrowers shall have no cure period for any voluntary filing by any Borrowers under any Debtor Relief Laws or for any Event of Default that cannot be cured during that period, and provided that Bank is not obligated to provide written notice of any default which Borrowers report to Bank, but Borrowers shall have the benefit of any applicable grace or cure period required herein.

                  (c) The term "Obligated Parties" means Borrowers, or any of them, any other party liable, in whole or in part, for the payment of the Note, whether as maker, endorser, guarantor, surety, or otherwise, and any party executing any deed of trust, mortgage, security agreement, pledge agreement, assignment, or other contract of any kind executed as security in connection with or pertaining to this Notes or Loans. The term "Debtor Relief Laws" means any applicable liquidation, conservatorship, receivership, bankruptcy, moratorium, rearrangement, insolvency, reorganization, or similar laws affecting the rights or remedies of creditors generally, as in effect from time to time.

         10. Remedies. (a) Upon the occurrence of any one or more of the foregoing Events of Default and the expiration of any notice, cure, or grace period required by Section 9(b) above, the entire unpaid principal balances of the Notes, together with all accrued but unpaid interest thereon, and all other indebtedness then owing by Borrowers to Bank, shall, at the option of Bank, become

TOREADOR RESOURCES CORPORATION, et al
February 16, 2001
Page 17 of 22


immediately due and payable without further presentation, demand for payment, notice of intent to accelerate, notice of acceleration or dishonor, protest or notice of protest of any kind, all of which are expressly waived by Borrowers. Any and all rights and remedies of Bank pursuant to this Loan Agreement or any of the other Loan Documents may be exercised by Bank, at its option, upon the occurrence of an Event of Default and the expiration of any cure or grace period required by Section 9(b) above. All remedies of Bank may be exercised singularly, concurrently, or consecutively, without waiver or election.

                  (b) All rights of Bank under the terms of this Loan Agreement shall be cumulative of, and in addition to, the rights of Bank under any and all other agreements between Borrowers and Bank (including, but not limited to, the other Loan Documents), and not in substitution or diminution of any rights now or hereafter held by Bank under the terms of any other agreement.

         11. Waiver and Amendment. Neither the failure nor any delay on the part of Bank to exercise any right, power, or privilege herein or under any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. No waiver of any provision in this Loan Agreement or in any of the other Loan Documents and no departure by Borrowers therefrom shall be effective unless the same shall be in writing and signed by Bank, and then shall be effective only in the specific instance and for the purpose for which given and to the extent specified in such writing. No modification or amendment to this Loan Agreement or to any of the other Loan Documents shall be valid or effective unless the same is signed by the party against whom it is sought to be enforced.

         12. Savings Clause. Regardless of any provision contained in this Loan Agreement, the Notes, or any of the Loan Documents, it is the express intent of the parties that at no time shall Borrowers or any of the Obligated Parties pay interest in excess of the Maximum Rate (or any other interest amount which might in any way be deemed usurious), and Bank will never be considered to have contracted for or to be entitled to charge, receive, collect, or apply as interest on any of the Notes, any amount in excess of the Maximum Rate (or any other interest amount which might in any way be deemed usurious). In the event that Bank ever receives, collects, or applies as interest any such excess, the amount which would be excessive interest will be applied to the reduction of the principal balances of the Notes, and, if the principal balances of the Notes are paid in full, any remaining excess shall forthwith be paid to Borrowers. In determining whether the interest paid or payable exceeds the Maximum Rate (or any other interest amount which might in any way be deemed usurious), Borrowers and Bank shall, to the maximum extent permitted under applicable law: (i) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest; (ii) exclude voluntary prepayments and the effect thereof; and (iii) amortize, pro rate, or spread the total amount of interest throughout the entire contemplated term of the Notes so that the interest rate is uniform

TOREADOR RESOURCES CORPORATION, et al
February 16, 2001
Page 18 of 22


throughout the term. The term "Maximum Rate" means the maximum interest rate which may be lawfully charged under applicable law.

         13. Notices. Any notice or other communications provided for in this Loan Agreement shall be in writing and shall be given to the party at the address shown below:

         Bank:             BANK OF TEXAS, N.A.
                           5956 Sherry Lane, Suite 1100
                           Dallas, Texas 75225
                           Attn:    Timothy E. Merrell, Vice President

         With a copy
         to counsel
         for Bank:         Paul D. Bradford
                           HARRIS, FINLEY & BOGLE, P.C.
                           777 Main Street, Suite 3600
                           Fort Worth, Texas  76102


         Borrowers:        TOREADOR RESOURCES CORPORATION
                           TOREADOR EXPLORATION & PRODUCTION INC.
                           TOREADOR ACQUISITION CORPORATION
                           TORMIN, INC.
                           4809 Cole Avenue, Suite 108
                           Dallas, Texas 75205

Any such notice or other communication shall be deemed to have been given on the day it is personally delivered or, if mailed, on the third day after it is deposited in an official receptacle for the United States mail. Any party may change its address for the purposes of this Loan Agreement by giving notice of such change in accordance with this paragraph.

         14. Miscellaneous. (a) This Loan Agreement shall be binding upon and inure to the benefit of Bank and Borrowers, and their respective heirs, personal representatives, successors, and assigns; provided, however, that Borrowers may not, without the prior written consent of Bank, assign any rights, powers, duties, or obligations under this Loan Agreement or any of the other Loan Documents.

                  (b) THIS LOAN AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA AND SHALL BE PERFORMED IN DALLAS COUNTY, TEXAS. BORROWERS AND BANK IRREVOCABLY AGREE THAT VENUE FOR ANY ACTION OR CLAIM RELATED TO THIS LOAN

TOREADOR RESOURCES CORPORATION, et al
February 16, 2001
Page 19 of 22


AGREEMENT, THE NOTES, THE LOANS, OR THE PROPERTIES SHALL BE IN COURT IN DALLAS COUNTY, TEXAS.

                  (c) If any provision of this Loan Agreement or any of the other Loan Documents is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of this Loan Agreement or any of the other Loan Documents shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance.

                  (d) All covenants, agreements, undertakings, representations, and warranties made in this Loan Agreement and the other Loan Documents shall survive any closing hereunder.

                  (e) All documents delivered by Borrowers to Bank must be in Proper Form. The term "Proper Form" means in form, substance, and detail satisfactory to Bank in its sole discretion.

                  (f) Without limiting the effect of any provision of any Loan Document which provides for the payment of expenses and attorneys fees upon the occurrence of certain events, Borrowers shall pay all costs and expenses (including, without limitation, the reasonable attorneys fees of Bank's inside or independent legal counsel) in connection with (i) the preparation of this Loan Agreement and the other Loan Documents, and any and all extensions, renewals, amendments, supplements, extensions, or modifications thereof, (ii) any action reasonably required in the course of administration of the Loans,(iii) resolution of any disputes with Borrowers related to the Loans or this Loan Agreement, and (iv) any action in the enforcement of Bank's rights upon the occurrence of an Event of Default.

                  (g) If there is a conflict between the terms of this Loan Agreement and the terms of any of the other Loan Documents, the terms of this Loan Agreement will control.

                  (h) This Loan Agreement may be separately executed in any number of counterparts, each of which will be an original, but all of which, taken together, shall be deemed to constitute one agreement.

                  (i) Bank shall have the right, with the consent of the Borrowers (unless an Event of Default has occurred and is continuing, in which case no consent is needed), which will not be unreasonably withheld, (i) to assign the loan or commitment and be released from liability thereunder, and
(ii) to transfer or sell participations in the loan or commitment with the transferability of voting rights limited to principal, rate, fees, and term.

         15. Notice of Final Agreement. (a) In connection with the Loans, Borrowers and Bank have executed and delivered this Loan Agreement and the Loan Documents (collectively the "Written Loan Agreement").

TOREADOR RESOURCES CORPORATION, et al
February 16, 2001
Page 20 of 22


                  (b) It is the intention of Borrowers and Bank that this paragraph be incorporated by reference into each of the Loan Documents. Borrowers and Bank each warrant and represent that their entire agreement with respect to the Loans is contained within the Written Loan Agreement, and that no agreements or promises have been made by, or exist by or among, Borrowers and Bank that are not reflected in the Written Loan Agreement.

TOREADOR RESOURCES CORPORATION, et al
February 16, 2001
Page 21 of 22


                  (c) THE WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

         If the foregoing correctly sets forth our agreement, please so acknowledge by signing and returning the additional copy of this Loan Agreement enclosed to me.

                                            Yours very truly,

                                            BANK OF TEXAS, N.A.


                                            By:
                                               --------------------------------
                                                     Timothy E. Merrell,
                                                     Senior Vice President

TOREADOR RESOURCES CORPORATION, et al
February 16, 2001
Page 22 of 22

Accepted and agreed to
this ____ day of February, 2001:

BORROWERS:

TOREADOR RESOURCES CORPORATION


By:
   -------------------------------------
     G. Thomas Graves, III, President

TOREADOR EXPLORATION & PRODUCTION INC.


By:
   -------------------------------------
     G. Thomas Graves, III, President

TOREADOR ACQUISITION CORPORATION


By:
   -------------------------------------
     G. Thomas Graves, III, President

TORMIN, INC.


By:
   -------------------------------------
     G. Thomas Graves, III, President


Exhibits
A - Revolving Note
B - Compliance Certificate